UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000	,	Santa Monica	,	California	90401
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Presented below are the voting results for the proposals (described in detail in our proxy statement filed with the Securities and Exchange Commission on April 19, 2021) submitted to our stockholders at our Annual Meeting of Stockholders held on May 27, 2021:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2022 Annual Meeting of Stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	156,670,292	3,589,716	8,791,334
Jordan L. Kaplan	158,468,161	1,791,847	8,791,334
Kenneth M. Panzer	156,646,703	3,613,305	8,791,334
Leslie E. Bider	155,784,007	4,476,001	8,791,334
Dorene C. Dominguez	159,329,350	930,658	8,791,334
Dr. David T. Feinberg	158,879,177	1,380,831	8,791,334
Virginia A. McFerran	122,537,718	37,722,290	8,791,334
Thomas E. O'Hern	156,101,306	4,158,702	8,791,334
William E. Simon, Jr.	151,729,115	8,530,893	8,791,334
Johnese M. Spisso	130,194,468	30,065,540	8,791,334

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

161,383,727	7,618,993	48,622	—

Proposal 3. Our 2020 executive compensation was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

138,489,104	21,722,922	47,979	8,791,337

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	May 28, 2021	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer